EXHIBIT INDEX

(a)(1) Articles of Amendment of AXP Partners International Series, Inc., dated Nov. 14, 2002.

(d)(1) Investment Management Services Agreement, between Registrant on behalf of AXP Partners International Select Value Fund and AXP Partners International Aggressive Growth Fund and American Express Financial Corporation dated Dec. 1, 2002.

(i) Opinion and Consent of Counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(q)(1) Directors' Power of Attorney to sign Amendments to Registration statement, dated November 13, 2002.